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                                                                   EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement No. 333-91592 of Simulation Plus, Inc. and Subsidiaries on Form S-8 of our report, dated June 28, 2002, appearing in this Annual Report on Form 10-KSB of Simulations Plus, Inc. and Subsidiaries for the year ended August 31, 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 29, 2004